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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-27649 of Casmyn Corp. on Form S-3 of our reports on the consolidated financial statements of Casmyn Corp. and Vector Environmental Technologies, Inc. dated December 21, 1996, appearing in the Annual Report on Form 10-K/A of Casmyn Corp. for the year ended September 30, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Reno, Nevada

July 24, 1997

                                 Exhibit 23.1